EXHIBIT 32.1

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the quarterly report of Maxwell Shoe Company Inc. (the “Company”) on Form 10-K for the quarterly period ending October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark J. Cocozza, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark J. Cocozza
Chief Executive Officer January 16, 2004

The following is the certification required pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the quarterly report of Maxwell Shoe Company Inc. (the “Company”) on Form 10-K for the quarterly period ending October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard J. Bakos, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Bakos
Chief Financial Officer January 16, 2004

The certifications set forth above shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company.